Exhibit 10.12

SEVENTH AMENDMENT TO
SECURED CREDIT AGREEMENT
AND WAIVER

THIS SEVENTH AMENDMENT TO SECURED CREDIT AGREEMENT AND WAIVER (“Amendment and Waiver”) is made and entered into as of the 17th day of January, 2011, by and among Cycle Country Accessories Corporation, an Iowa corporation and Cycle Country Accessories Corp., a Nevada corporation (collectively, the “Borrowers”) and Bank Midwest, an Iowa state bank (“Lender”).

RECITALS

A.                                   The Borrowers and the Lender are parties to that certain Secured Credit Agreement dated as of August 21, 2001, as amended by the First Amendment to Secured Credit Agreement dated as of July 22, 2002; the Second Amendment to Secured Credit Agreement dated as of May 30, 2003; the Third Amendment to Secured Credit Agreement dated as of June 25, 2003; the Fourth Amendment to Secured Credit Agreement dated as of January 1, 2005; the Fifth Amendment to Secured Credit Agreement dated as of April 29, 2005; and the Sixth Amendment to Secured Credit Agreement dated as of December 22, 2006 (as so amended, the “Credit Agreement”), whereby Lender extended certain credit facilities to the Borrowers upon the terms and conditions set forth in the Credit Agreement.  Capitalized terms not otherwise defined in this Amendment and Waiver shall have the meanings given them in the Credit Agreement.

B.                                     The Borrowers have requested the Lender to amend the Credit Agreement as set forth herein, and the Lender is willing to agree to such amendment, all upon and subject to the terms and conditions set forth herein.

C.                                     The Borrowers have requested that the Lender waive the noncompliance by the Borrowers with the required ratio of current assets to current liabilities (as set forth in Section 8.9 of the Credit Agreement) as of September 30, 2010 and December 31, 2010, and Borrowers anticipated noncompliance with such required ratio of current assets to current liabilities on March 31, 2011, June 30, 2011, and September 30, 2011; and further, that the Lender waive Borrowers noncompliance with the Term Debt Coverage Ratio as of September 30, 2010, December 31, 2010, and Borrowers anticipated noncompliance with the Term Debt Coverage Ratio on March 31, 2011, June 30, 2011, and September 30, 2011.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

a.                                       Section 1.1 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following:

Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the “Revolving Credit”) to the Borrowers which may be availed of by the Borrowers from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lender to extend credit under the Revolving Credit shall expire.  The maximum amount of Revolving Credit which Lender agrees to extend to the Cycle Country Iowa shall not exceed the lesser of (i) $2,700,000 (the “Revolving Credit Commitment”), or (ii) the Borrowing Base as determined on the most recent Borrowing Base Certificate.  During the period from and including the date hereof to but not including the Termination Date, Cycle Country Iowa may use the Revolving Credit Commitment by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part.

b.                                      Section 1.2 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following:

Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrowers in the form of loans (individually a “Revolving Credit Loan” and collectively the “Revolving Credit Loans”) to Cycle Country Iowa, as the operating company.  Each Revolving Credit Loan shall be in a minimum amount of $10,000.  Each advance made by the Lender of a Revolving Credit Loan shall be made against and evidenced by a Revolving Credit Note of the Borrowers using Lender’s standard form (with appropriate insertions) (each, a “Revolving Credit Note” and together, the “Revolving Credit Notes”)) payable to the order of the Lender in the principal amount stated thereon; provided, however, that the aggregate principal amount set forth on the Revolving Credit Notes shall not exceed the Revolving Credit Commitment. Each Revolving Credit Note shall be dated the date of issuance thereof, bear interest as set forth in Section 2 hereof, and mature on the Termination Date.  Unless a Revolving Note sets forth a different time upon which interest is payable, interest on the Revolving Credit Notes shall be payable monthly on the 25th day of each month (commencing September 25, 2001) and at maturity of the Revolving Credit Notes (whether by lapse of time, acceleration or otherwise).  Interest after maturity shall be due and payable upon demand.  Without regard to the principal amount of Revolving Credit Notes stated on the faces of such notes, the actual principal amount at any time outstanding and owing by the Borrowers on account of the Revolving Credit Notes shall be the sum of all advances theretofore made under this Section less all payments of principal actually received.

As of the date of this Seventh Amendment and Waiver, Lender has issued the following Revolving Credit Notes to Borrowers:  Note # 5003694, issued on January 5, 2005 in the original principal amount of $1,000,000 and with an outstanding principal balance, as of the date of this Amendment and Waiver, of $1,000,000; Note # 5005619, issued on July 16, 2010 in the original principal amount of $1,700,000 and with an outstanding principal balance, as of the date of this Amendment and Waiver, of $1,054,436.24; and Note # 5005682, issued on October 7, 2010, in the original principal amount of $600,000 and with an outstanding balance, as of the date of this Amendment and Waiver, of $0.00.  Lender and Borrowers agree that effective on the execution of this Amendment and Waiver, and notwithstanding anything that may be set forth in any other document to the contrary: (i) Note # 5005682 shall be terminated and cancelled and Borrowers shall have no rights to request or receive any advances under such note (the cancellation of such note is reflected in the definition of Revolving Credit Commitment set forth in this Amendment and Waiver); and (ii) the maturity date for Note # 5003694 and Note # 5005619 shall be the Termination Date.  All amounts due and owing with respect to the Revolving Credit shall be due and payable on the Termination Date, unless due and payable sooner pursuant to the terms of the Credit Agreement.

c.                                       The Credit Agreement is hereby amended so that references to “the Revolving Credit Note” as used throughout the Credit Agreement shall be deemed to be references to “the Revolving Credit Notes” unless the circumstances require reference to a single note, in which case such reference shall be to “a Revolving Credit Note.”

d.                                      The first paragraph of Section 1.3 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

Subject to the terms and conditions hereof, the Lender agrees to extend a term loan (the “Term Loan”) to the Borrowers in the principal amount of $7,750,000.  Portions of the Term Loan shall be evidenced by term notes of the Borrowers substantially in the form (with appropriate assertions) attached hereto as Exhibit B-3 (the “Term Note One”), Exhibit B-4 (the “Term Note Two”), and Exhibit B-5 (the “Term Note Three”) each payable to order of the Lender in the respective principal amounts of $4,000,000, $3,000,000 and $750,000 each.  As used in this Agreement and the other Loan Documents the term “Term Note” shall mean Term Note One, Term Note Two and Term Note Three, individually or collectively, as the context may require.

e.                                       There shall be the addition of a new fourth unlettered paragraph of Section 1.3 of the Credit Agreement that shall read as follows:

The Term Note Three shall be dated April 28, 2008 (the date of issuance thereof), bear interest as set forth in Section 2 hereof, and be payable as follows:

i.                                          equal monthly installments of principal and interest of $14,567.20 shall be due and payable commencing on May 25, 2008, and on the 25th day of each month thereafter, to and including April 25, 2013,

ii.                                       the entire unpaid principal balance of the Term Loan evidenced by Term Note Three and any unpaid interest thereon shall be due and payable in full on April 25, 2013, the final maturity of Term Note

Three.  Interest after maturity shall be due and payable upon demand.

All repayments on the Term Notes shall be applied first to interest owing thereunder and the balance, if any, to the reduction of principal.  The monthly payment amounts shall not be effected by changes in the Prime Rate, but such changes will effect the final payment due at maturity (whether by lapse of time, acceleration, or otherwise) of the Term Notes.  Principal payments made by the Borrowers on the Term Loan may not be reborrowed.

f.                                         Section 2.1 of the Credit Agreement shall be amended by adding an additional unnumbered paragraph to the end of such section which shall read as follows:

The portion of the Term Loan evidenced by Term Note Three shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided) at the rate per annum equal to Six and one eighths percent (6.125%) per annum.  If the portion of the Term Loan evidenced by Term Note Three or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) the portion of the Term Loan evidenced by Term Loan Three shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum of Eight and one eighths percent (8.125%) per annum.

g.                                      Section 4.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Guaranty” means that certain Guaranty Agreement executed and delivered by Cycle Country Accessories Subsidiary Corp. in favor of Lender, dated June       , 2003.

“Revolving Credit Notes” is defined in Section 1.2 hereof.

“Seventh Amendment and Waiver” means the Seventh Amendment to Secured Credit Agreement and Waiver dated as of January 17, 2011, by and between the Borrowers and the Lender.

“Term Note Three” is defined in Section 1.3 hereof.

h.                                      The definition of “Loan Documents” appearing in Section 4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated as follows:

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Guaranty, and any and all exhibits, schedules, attachments, amendments, modifications, restatements and replacements thereto and thereof and any and all other documents and agreements related to the Loans.

i.                                          The definition of “Note” appearing in Section 4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated as follows:

“Notes” means the Revolving Credit Notes, Term Note One, Term Note Two, and Term Note Three, collectively.

j.                                          The definition of “Termination Date” appearing in Section 4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

“Termination Date” means (i) March 31, 2011, if such day is a Business Day, but if not then the Business Day immediately proceeding such day, or (ii) such earlier date on which the Revolving Credit is terminated pursuant to Section 9 hereof.

k.                                       The Credit Agreement shall be amended to add Exhibit B-5 to the Credit Agreement.

2.                                       Waiver.  The Lender hereby waives, on a one time basis, the failure of the Borrowers to comply with the required ratio of current assets to current liabilities (as set forth in Section 8.9 of the Credit Agreement) (and as affected by such noncompliance, Section 3.3 of the Credit Agreement) for the periods ending September 30, 2010, and December 31, 2010, and Borrowers anticipated noncompliance with such ratio of current assets to current liabilities for the period ending March 31, 2011, June 30, 2011 and September 30, 2011 and otherwise through but not after October 1, 2011; and further, Lender hereby waives, on a one time basis, the failure of the Borrowers to comply with the Term Debt Coverage Ratio for the periods ending September 30, 2010, December 31, 2010, and Borrowers anticipated noncompliance with the Term Debt Coverage Ratio for the periods ending March 31, 2011, June 30, 2011, and September 30, 2011 and otherwise through but not after October 1, 2011.  Except for the specific, one-time waivers set forth above, nothing set forth herein or contemplated hereby is intended to constitute a waiver of (i) any rights or remedies available to the Lender under the Credit Agreement or any Loan Document referred to in the Credit Agreement or under applicable law (all of which rights and remedies are hereby expressly reserved to the Lender) or (ii) the Borrowers obligations to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents referred to therein.  Notwithstanding the foregoing, the provisions of Section 8.7 and 8.9 shall remain in full force and effect and the waivers given herein shall not extend to any future event or circumstance.

3.                                       Representations.  Without limiting the generality of Section 10.6 of the Credit Agreement or any other term or provision thereof and in addition thereto to the extent necessary, the Borrowers represent and warrant to the Lender as follows: (i) the covenants, representations and warranties of the Borrowers as set forth in the Credit Agreement as amended by this Amendment and Waiver are hereby made again as of the date hereof and are true and correct in all respects as of the date hereof, (ii) as of the date hereof, except as otherwise waived by Lender pursuant to Section 2 of this Amendment and Waiver, there is no Event of Default in existence, or any other act, omission, matter or other occurrence whatsoever which, with the giving of notice or the passage of time, or both, would give rise to or constitute an Event of Default; (iii) each of the Borrowers has (a) full power, authority and legal right to own and operate all of its properties and assets and to carry on its respective business as now conducted and as proposed to be conducted; and (b) all requisite corporate power and authority to execute, deliver and fully perform all of the terms and conditions of this Amendment and Waiver and all other agreements, documents and instruments contemplated hereby; and (iv) each of the Borrowers shall (a) ensure, and cause any subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrowers, any guarantor or any subsidiary of any of them is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.  All representations and warranties contained in this Amendment and Waiver shall survive the execution and delivery hereof and any investigation made by the Lender or its agents or representatives.

4.                                       Conditions to Effectiveness of Amendment and Waiver.  This Amendment and Waiver shall become effective only upon the satisfaction of each of the following conditions precedent:

a.                                       Execution and delivery by the Borrowers and the Lender of this Amendment and Waiver.

b.                                      Delivery to the Lender of a Secretary’s Certificate of each Borrower, having attached thereto resolutions adopted by each of the Borrower’s Board of Directors authorizing the transactions contemplated by this Amendment and Waiver and designating Robert Davis as an authorized signer of each Borrower.

c.                                       Termination and cancellation of Revolving Note # 5005682 and any commitments evidenced thereby.

d.                                      Execution and delivery of a Modification Agreement for Note # 5005619.

e.                                       Execution and delivery of a Modification Agreement for Note # 5003694.

f.                                         Execution and delivery of a Amendment to First Mortgage and Security Agreement related to this Amendment and Waiver.

g.                                      Execution and delivery of a Guarantor’s Acknowledgement and Consent by Cycle Country Accessories Subsidiary Corp.

h.                                      Execution and delivery of such other agreements, instruments, documents, certificates and opinions as the Lender may reasonably request.

i.                                          The Borrowers shall pay to the Lender a nonrefundable closing fee of $8,200.

j.                                          The Borrower shall pay to the Lenders, as additional consideration for this Amendment and Waiver, all costs and expenses incurred by the Lender (including, without limitation, attorneys’ fees) in connection with the preparation, execution and delivery of this Amendment and Waiver and all matters related hereto.

5.                                       Further Acknowledgements and Agreements.  Borrowers hereby make the following additional acknowledgements and agreements:

a.                                       In the event that Borrowers refinance a portion, but not all of the Loans (for example, all of the Revolving Loans but not the Term Loans) with a different lender or lender, Borrowers acknowledge that Lender shall have the right to require Borrowers to enter into a replacement credit agreement to govern the remaining Loans with terms and conditions acceptable to Lender in its sole discretion, and to request additional security.

b.                                      Borrowers shall engage an advisor to assist in obtaining replacement financing to refinance all of the Revolving Loans with a different lender or lenders by January 31, 2011; and further, shall have received a commitment or commitments from a lender or lenders to fully take out and refinancing all Revolving Loans by March 15, 2011.

c.                                       In any event, Borrowers acknowledge that Lender shall have the right to require Borrowers to enter into a replacement credit agreement to govern, effective on or after March 31, 2011, the remaining Loans with terms and conditions acceptable to Lender in its sole discretion, and to request additional security.

6.                                       Effective Time.  Subject to conditions set forth in Section 4, this Amendment and Waiver shall be effective as of the date hereof upon signature by all parties hereto.

7.                                       Continuing Effect; Inconsistency.  All of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, as amended hereby.  Without limiting the foregoing, the Borrowers acknowledge and agree that each of the Security Documents remains in full force and effect and the rights and remedies of the Lender, and the obligations of the parties thereunder and the liens and security interest provided for therein remain in full force and effect and shall not be affected, impaired or discharged by reason of this Amendment and Waiver or the transactions contemplated hereby.  In the event there is determined to be any inconsistency between the terms and conditions of the existing Loan Documents and the terms and conditions of this Amendment and Waiver, the terms and conditions of this Amendment and Waiver shall govern to the full extent of such inconsistency.

8.                                       Cross Default; Remedies.  Any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of Borrowers under any one or more of the existing Loan Documents, this Amendment and Waiver or any agreement, document or instrument contemplated hereby, shall be and constitute a breach and default under each and all of the Loan Documents, this Amendment and Waiver and all other agreements, documents and instruments contemplated hereby.  Lender shall have all rights and remedies available under the Loan Documents, this Amendment and Waiver and all agreements, documents and instruments contemplated hereby, and all other rights and remedies available to it at law, in equity or otherwise, upon any such breach of warranty, misrepresentation or nonfulfillment of agreement by Borrowers.

9.                                       No Waiver.  Except as expressly provided above in Section 2, nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by the Borrowers under the Credit Agreement or any of the other Loan Documents.

10.                                 WAIVER OF CLAIMS.  BORROWERS COVENANT, REPRESENT AND WARRANT TO LENDER THAT THE NOTES AND OTHER LOAN DOCUMENTS ARE NOT SUBJECT TO ANY CREDITS, CHARGES, CLAIMS, OR RIGHTS OF OFFSET OR DEDUCTION OF ANY KIND OR CHARACTER WHATSOEVER; AND HEREBY RELEASES AND DISCHARGES LENDER, ITS OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION OF ANY KIND AND CHARACTER, WHETHER KNOWN OR UNKNOWN AND WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED, CONTINGENT, DIRECT OR INDIRECT, INCLUDING WITHOUT LIMITATION, ANY ACTION IN LAW OR EQUITY, THAT HAVE AT ANY TIME BEEN OWNED, OR THAT ARE HEREAFTER OWNED, BY BORROWERS AND THAT ARISE OUT OF ANY ONE OR MORE CIRCUMSTANCES OR EVENTS THAT OCCURRED PRIOR TO THE DATE OF THIS AMENDMENT AND WAIVER.  MOREOVER, BORROWERS WAIVE ANY AND ALL CLAIMS NOW OR HEREAFTER ARISING FROM OR RELATED TO ANY DELAY BY LENDER IN EXERCISING ANY RIGHTS OR REMEDIES UNDER THE LOAN

DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY DELAY IN REALIZING UPON ANY COLLATERAL SECURING THE NOTES.

11.                                 No Future Obligation to Amend.  The Borrowers hereby expressly recognize and agree that the Lender was in no way obligated or required to enter into this Amendment and Waiver, and that the Lender has not agreed to and is not obligated or required to, in the future, waive, revise, alter or amend any of the terms or conditions of the Credit Agreement or any of the other Loan Documents, or to provide Borrowers with any additional credit facilities or other funds or credit.

12.                                 Receipt.  The Borrowers hereby acknowledges receipt of a true and correct copy of this Amendment and Waiver.

13.                                 Headings and Captions.  The titles or captions of sections and paragraphs in this Amendment and Waiver are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Amendment and Waiver, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Amendment and Waiver or any of its terms or conditions.

14.                                 Further Documents and Actions.  Each of the Borrowers agrees to execute and deliver to the Lender such additional documents and to take all such further actions as the Lender may reasonable require in order to reflect the amendments to the Credit Agreement effected by this Amendment and Waiver.

15.                                 Counterparts and Facsimile Signatures.  This Amendment and Waiver may be executed in any number of counterparts, each of which shall constitute one and the same instrument.  Receipt of an executed signature page to this Amendment and Waiver by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of the executed Amendment and Waiver shall be deemed to be originals thereof.

16.                                 Recitals.  The Recitals set forth in the forepart of this Amendment and Waiver are true and correct and are an integral part of this Amendment and Waiver.

17.                                 Binding Effect on Successors and Assigns.  This Amendment and Waiver shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

18.                                 Indemnification.  In addition to the other indemnities provided for in the Loan Documents and this Amendment and Waiver, Borrowers shall defend, indemnify and hold Lender harmless from any loss, liability, damage, cost or expense (including, without limitation, court costs and attorneys’ fees) arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of Borrowers under this Amendment and Waiver.

19.                                 Customer Identification — USA Patriot Act Notice.  The Lender hereby notifies the Borrowers that pursuant to the requirement of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrowers and such other information that will allow the Lender to identify the Borrowers in accordance with the Act.

20.                                 Governing Law.  This Amendment and Waiver shall be governed by and construed in accordance with the internal laws of the state of Iowa.

21.                                 Modifications in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision of this Amendment and Waiver, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof.

22.                                 Entire Understanding.  This Amendment and Waiver, together with the Credit Agreement, as amended, and other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matters hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  This Amendment and Waiver shall be deemed to be part of the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the day and year first set forth above.

Cycle Country Accessories Corporation		Bank Midwest

By:	/s/ Robert Davis	/s/ Curt Johnson
	Robert Davis, Interim CEO, CFO, COO	Curt Johnson, Executive Vice President

Cycle Country Accessories Corp.

By:	/s/ Robert Davis
Robert Davis, Interim CEO, CFO, COO

[SIGNATURE PAGE TO AMENDMENT AND WAIVER]